As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-06741

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WESBANCO, INC.

(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bank Plaza

Wheeling, West Virginia 26003

(Address of principal executive offices)

WESBANCO, INC. KSOP

(Full title of the plan)

Paul M. Limbert

President and Chief Executive Officer

WesBanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

(Name and address of agent for service)

(304) 234-9000

(Telephone number, including area code, of agent for service)

With Copies To:

James C. Gardill, Esquire	Paul C. Cancilla, Esquire
Phillips, Gardill, Kaiser & Altmeyer, PLLC	Kirkpatrick & Lockhart Preston Gates Ellis LLP
61 Fourteenth Street	Henry W. Oliver Building
Wheeling, WV 26003	535 Smithfield Street
(304) 232-6810	Pittsburgh, PA 15222
(412) 355-6500

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 is filed to terminate the Registration Statement on Form S-8 (File No. 333-06741) filed by the Registrant on June 25, 1996 (the “Registration Statement”) because all of the shares of the Registrant’s Common Stock, par value $2.0833 per share (“Common Stock”), registered under the Registration Statement and offered for sale under the WesBanco, Inc. KSOP have been sold and no additional shares of such Common Stock will be offered or sold pursuant to the Registration Statement after the date hereof. The Registrant has also filed a Registration Statement on Form S-8 (File No. 333-136179) registering an additional 500,000 shares of Common Stock issuable under the WesBanco, Inc. KSOP (the “Additional Registration Statement”). This Post-Effective Amendment No. 1 does not affect the Additional Registration Statement or the registration of such Common Stock pursuant to the Additional Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 11th day of March, 2008.

WESBANCO, INC.

By:	/s/ Paul M. Limbert
Paul M. Limbert
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ James C. Gardill James C. Gardill	Chairman of the Board of Directors	March 11, 2008

/s/ Paul M. Limbert Paul M. Limbert	President, Chief Executive Officer and a Director (Principal Executive Officer)	March 11, 2008

/s/ Robert H. Young Robert H. Young	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2008

/s/ James E. Altmeyer James E. Altmeyer	Director	March 11, 2008

/s/ Ray A. Byrd Ray A. Byrd	Director	March 11, 2008

R. Peterson Chalfant	Director	March , 2008

/s/ Christopher V. Criss Christopher V. Criss	Director	March 11, 2008

/s/ Robert M. D’Alessandri, MD Robert M. D’Alessandri, MD	Director	March 11, 2008

Signature	Capacity	Date

James D. Entress	Director	March , 2008

/s/ Abigail M. Feinknopf Abigail M. Feinknopf	Director	March 11, 2008

/s/ John W. Fisher, II John W. Fisher, II	Director	March 11, 2008

/s/ Ernest S. Fragale Ernest S. Fragale	Director	March 11, 2008

Edward M. George	Director	March , 2008

/s/ John D. Kidd John D. Kidd	Director	March 11, 2008

/s/ Vaughn L. Kiger Vaughn L. Kiger	Director	March 11, 2008

/s/ Robert E. Kirkbride Robert E. Kirkbride	Director	March 11, 2008

/s/ D. Bruce Knox D. Bruce Knox	Director	March 11, 2008

/s/ Jay T. McCamic Jay T. McCamic	Director	March 11, 2008

/s/ Eric Nelson, Jr. Eric Nelson, Jr.	Director	March 11, 2008

/s/ Henry L. Schulhoff Henry L. Schulhoff	Director	March 11, 2008

/s/ Joan C. Stamp Joan C. Stamp	Director	March 11, 2008

/s/ Neil S. Strawser Neil S. Strawser	Director	March 11, 2008

/s/ Reed J. Tanner Reed J. Tanner	Director	March 11, 2008

/s/ Donald P. Wood Donald P. Wood	Director	March 11, 2008